Exhibit 32.1

                    Certification of Chief Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


         I, Dr. George Rozakis, Chief Executive Officer of Implantable Vision, Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Annual Report on Form 10-KSB/A for the period ended July 31, 2007 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):


         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                          By: /s/ Dr. George Rozakis
                              ---------------------------------
                          Name: Dr. George Rozakis
                          Title:Chief Executive Officer


July 9, 2008


--------------------------------------------------------------------------------


         This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

         A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.